UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2020

ALUSSA ENERGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39145	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 500, 71 Fort Street

Grand Cayman KY1-1106

Cayman Islands

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1345 949 4900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	ALUS.U	The New York Stock Exchange

Class A Ordinary Shares, par value $0.0001 per share	ALUS	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	ALUS.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sarah James

On July 7, 2020, the board of directors (the “Board”) of Alussa Energy Acquisition Corp., a Cayman Islands corporation (the “Company”), appointed Sarah James as the Chief Financial Officer of the Company, effective July 7, 2020.

Ms. James, 37, served as a vice president of finance and business development at Caelus Energy Alaska, LLC, a private company specializing in oil and gas exploration and production, from February 2013 to April 2020. Ms. James oversaw the company’s business development strategy, debt and equity fundraising and ongoing financial reporting functions. From January 2008 to August 2010, she served as a private equity associate at Riverstone Holdings, LLC, a private equity firm that specializes in the energy industry and electrical power industry sectors. Prior to that, Ms. James served as an analyst at JPMorgan Securities, Inc., in the diversified industrials and natural resources group. Ms. James holds a Bachelor of Arts degree in Economics and English from Duke University and a Master of Business Administration and Master of Science: School of Earth Sciences from Stanford University.

No family relationships exist between Ms. James and any other directors or executive officers of the Company. There are no arrangements between Ms. James and any other person pursuant to which Ms. James was appointed as an officer of the Company. There are no transactions to which the Company is or was a participant and in which Ms. James has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Appointment of Abdel Badwi

On July 7, 2020, the Board appointed Abdel Badwi as a director of the Company, effective July 7, 2020.

Mr. Badwi, 73, served a non-executive director, from September 2014 to December 2017, and president, chief executive officer and director, from December 2017 to March 2019, of Kuwait Energy Plc, a private oil and gas company with operations in Egypt, Iraq and Yemen, where he lead the re-organization the company and selling it. From November 2015 to October 2017, Mr. Badwi served as executive chairman of the board of directors of GrowMax Resources Corp. (TSX-V), an exploration and production company with assets in Argentina and mining and fertilizer operations in Peru, where he lead the re-structuring of the company, sold their assets in Argentina to fund its mining activities in Peru. From November 2007 to March 2013, Mr. Badwi served as president and chief executive officer, from March 2013 to September 2016 as vice chairman of the board of directors of Bankers Petroleum Ltd. (TSX) with operations in Albania and selling it. From January 2011 to May 2014, he served as chairman of the board of directors of Verano P1 Energy, a private oil and gas company in Colombia, where he assisted in the acquisition of exploration acreage and selling the company. Mr. Badwi holds a B.Sc. in Geology & Chemistry from the University of Alexandria, Egypt. We believe Mr. Badwi is well qualified to serve as a director due to his extensive merger and acquisition experience in the oil and gas industry.

No family relationships exist between Mr. Badwi and any other directors or executive officers of the Company. There are no arrangements between Mr. Badwi and any other person pursuant to which Mr. Badwi was appointed as an officer of the Company. There are no transactions to which the Company is or was a participant and in which Mr. Badwi has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALUSSA ENERGY ACQUISITION CORP.

	By:	/s/ Daniel Barcelo
Name: Daniel Barcelo
Title: Chief Executive Officer and President

Dated: July 7, 2020

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